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                                                                      Exhibit 21




                    Subsidiaries of Atlantic Financial Corp.
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                       Peninsula Trust Bank, Incorporated
                 (Virginia-chartered bank incorporated in 1988)

                             United Community Bank
                 (Virginia-chartered bank incorporated in 1999)